UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2004

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

100 - 4190 Lougheed Hwy., Burnaby, British Columbia, Canada V5C 6A8
(Address of principal executive offices and Zip Code)

(604) 482-0000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On September 24, 2004, we announced that we have closed a private placement financing to raise aggregate proceeds of Cdn.$1.6 million pursuant to the issuance of 2,457,577 units at prices between Cdn.$0.65 and Cdn.$0.66 per unit. The units were priced at Cdn.$0.65 and Cdn.$0.66 per unit because the private placement was approved by the Toronto Stock Exchange on August 9, 2004 when the closing price of our common stock was at Cdn.$0.73. This price represented a discount of 10% to the market price at that time.

Each unit consists of one common share and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one common share at the price of Cdn.$1.00 per share for a period of three years. We have the right on thirty days notice to require the holders of the warrants to exercise their warrants so long as the closing price of our shares on the Toronto Stock Exchange exceeds Cdn.$2.25 per share for at least thirty consecutive trading days prior to the date of the notice.

We paid a commission to agents and issued to the agents an additional 155,162 units on the same terms and conditions as noted above.

Item 9.01. Financial Statements and Exhibits.

99.1 News Release issued by the Registrant on September 24, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

/s/ Randy Buchamer
By: Randy Buchamer
Chief Executive Officer
Date: September 24, 2004